Exhibit 99.1

Outlook Therapeutics Regains Compliance With All Nasdaq Listing Requirements

CRANBURY, N.J., March 5, 2019 – Outlook Therapeutics, Inc. (NASDAQ:OTLK) (the “Company”) announced today that the Company received formal notice from The Nasdaq Stock Market LLC that the Company has evidenced compliance with the applicable requirements for the continued listing of the Company’s securities on The Nasdaq Capital Market, including the minimum $1.00 per share bid price requirement. Accordingly, the Company’s previously disclosed matter before the Nasdaq Hearings Panel has been closed.

About Outlook Therapeutics, Inc.
Outlook Therapeutics is a clinical-stage biopharmaceutical company focused on developing its lead clinical program, ONS-5010, a proprietary ophthalmic bevacizumab product candidate for the treatment of wet age related macular degeneration (wet AMD) and other retina diseases. ONS-5010 is currently in Phase 3 clinical trials outside the United States for patients suffering from wet AMD. For more information, please visit www.outlooktherapeutics.com.

CONTACTS:

Outlook Therapeutics:
Lawrence A. Kenyon
LawrenceKenyon@outlooktherapeutics.com

Media & Investors:
Jeremy Feffer
Managing Director
LifeSci Advisors, LLC
T: 212.915.2568
jeremy@lifesciadvisors.com